United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 5, 2007
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MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(Address of principal executive offices including zip code)

(973) 237-9499
Registrant's telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 5, 2007, MDU Communications (USA) Inc., a wholly owned subsidiary of MDU Communications International, Inc, (collectively, the “Company”), has signed a new Key Account Operator Agreement with DIRECTV, Inc. (the “Agreement”). The new Agreement is effective June 1, 2007 and replaces the current agreement dated September 29, 2003 which was already in its first renewal period. By and large, a vast majority of the terms set forth in the September 29, 2003 agreement have been carried over to the new Agreement; however, the most significant changes are set forth below.

This Agreement will result in a material positive change in the amount of “residual” fees the Company receives from DIRECTV. The Company is paid these fees by DIRECTV based upon the programming revenue DIRECTV receives from subscribers within the Company’s multi-dwelling unit properties. The new “residual” rate will apply to both the Company’s existing subscriber base and its new subscribers. Additionally, the number of DIRECTV digital programming packages that qualify for residual fees in determining the total monthly fee paid to the Company by DIRECTV has increased.

The Agreement will also result in a material reduction in the costs the Company incurs in purchasing digital set top receivers, as DIRECTV will now subsidize much of the costs of these receivers. This should reduce the Company’s subscriber acquisition costs.

Under the terms of the new Agreement, the Company will continue be paid an “activation fee” for every new subscriber that activates a DIRECTV commissionable programming package. The activation fee will be paid on a gross activation basis in the Company’s choice and exclusive properties and on a one time basis in the Company’s bulk properties, as was previously the case under the terms of the Company’s previous agreement with DIRECTV. The “activation fee” paid will be slightly lower than that previously paid to the Company for subscribers located in the Company’s choice and exclusive properties, however, it will be the same amount as previously paid to the Company for subscribers in the Company’s bulk properties.

Additionally, the Company and DIRECTV have agreed to terms allowing DIRECTV a “first option” to bid on subscribers at fair market value that the Company may wish to sell.

The term of the new Agreement essentially mirrors the previous agreement, that being a three year term with two two-year automatic renewals upon achieving a moderate level of subscriber additions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon Nelson

Sheldon Nelson Chief Executive Officer

Dated: June 7, 2007